Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-88080) of Watson Wyatt & Company, formerly The Wyatt Company, of our report dated July 25, 1996 appearing on page F-1 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-25 of this Form 10-K.




/S/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Washington, D.C.
September 20, 1996